Exhibit 99.2

PRESS RELEASE

ModusLink Global Solutions acquires Tech for Less expanding its aftermarket capabilities

ModusLink strengthens its position as a leading provider of integrated returns processing, technical repair and value recovery services for consumer electronics and business technology companies

WALTHAM, Mass., December 7, 2009 — ModusLink Global Solutions™, Inc. (NASDAQ: MLNK), which provides global execution of multichannel supply chain processes for the world’s leading technology brands, announced that it has acquired Tech for Less LLC (TFL), a leading processor and marketer of customer-returned consumer electronics and business technology products. The all-cash transaction is valued at $30 million, plus additional performance-based consideration of up to $10 million if certain financial performance measures are met in calendar year 2010. The transaction is expected to be accretive to ModusLink’s cash flow and neutral to earnings in fiscal 2010 and accretive to cash flow and earnings in fiscal 2011.

Based in Colorado Springs, Col., TFL acquires returned and excess technology products from retailers, e-tailers, distributors and manufacturers. TFL tests and repairs the merchandise and remarkets it to consumers via its highly trafficked website (www.techforless.com) and other direct channels.

TFL provides ModusLink with a robust business-to-consumer asset recovery channel for technology products, strengthening ModusLink’s existing value recovery capabilities. TFL’s services will become part of ModusLink’s Aftermarket Solution offering, which is designed to manage the complete range of post-sales activity for high-tech companies, from customer service, technical support and multichannel returns management to testing, repair and asset disposition.

“Tech for Less is an innovative business that will expand the value ModusLink brings to clients in the aftermarket supply chain,” said Joseph C. Lawler, chairman, president and chief executive officer of ModusLink Global Solutions. “Aftermarket services is a very compelling space for ModusLink given its growth, financial characteristics and importance in the overall supply chain. Through organic development, plus our previous acquisition of ModusLink PTS and now the addition of TFL, ModusLink has strengthened its position as a leading provider of integrated returns processing, technical repair and value recovery in the consumer electronics and business technology markets. We look forward to working with the management team and employees at Tech for Less and sharing in our future success.”

For the twelve months ending December 31, 2009, TFL is expected to generate revenue of approximately $40 million. The company’s unaudited, compounded annual growth rate for revenue since 2006 has been approximately 14%.

“With Tech for Less now part of ModusLink’s supply chain solutions, TFL customers will continue receiving the high-quality products and service they have come to expect,” said Jason Lockwood, president of Tech for Less. “In addition, we look forward to adding value to ModusLink’s aftermarket solutions by helping major consumer electronics companies maximize asset value recovery on returned and excess products in the supply chain.”

About ModusLink Global Solutions, Inc.

ModusLink Global Solutions, Inc. is a leader in global supply chain business process management. The Company executes critical processes for clients in the high technology and communications industries to provide competitive differentiation and enable new channel and new market opportunities. ModusLink Global Solutions’ integrated portfolio of supply chain outsourcing and technology solutions span four core competencies: supply chain, aftermarket, e-Business and entitlement management. The Company has headquarters in Waltham, Massachusetts and more than 25 facilities in 14 countries – giving it the largest global footprint in the industry. For additional information, visit www.moduslink.com.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

This release contains forward-looking statements, which address a variety of subjects including, for example, the expected benefits of the transaction, the expected impact to earnings and cash flow, the expected financial performance and contribution of Tech For Less and the expansion of capabilities expected to occur as a result of the transaction. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: There can be no assurance that projected financial results will be attained; the success of ModusLink Global Solutions (“ModusLink”) depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its solutions and services; ModusLink may not be able to expand its operations in accordance with its business strategy; ModusLink may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; ModusLink derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage its financial condition and results of operations; increased competition and technological changes in the markets in which ModusLink competes; and risks associated with international operations. For a detailed discussion of cautionary statements that may affect ModusLink’s future results of operations and financial results, please refer to its filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contacts

Investors-Financial:

Bob Joyce

Director, Investor Relations

781-663-5120

ir@moduslink.com

Media:

Farrah Phillipo

Communications Manager

781-663-5096

farrah_phillipo@moduslink.com

Maura Landry

SHIFT Communications

617-779-1829

mlandry@shiftcomm.com